Exhibit 99.50

NEWS RELEASE

Contact:	Douglas Kessler Chief Operating Officer and Head of Acquisitions (972) 490-9600	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376

ASHFORD HOSPITALITY TRUST TO ACQUIRE 21-HOTEL PORTFOLIO
FOR $250 MILLION

ARRANGES CONVERTIBLE PREFERRED PRIVATE PLACEMENT
WITH SECURITY CAPITAL TO FUND THIS TRANSACTION AND FUTURE GROWTH

Acquisition Highlights:

•	Entire portfolio acquired at trailing twelve-month cap rate of 9.3%, EBITDA multiple of 8.9x, EBITDA yield of 11.2%, and value per key of $61,065

•	Core portfolio comprised of thirteen upper-upscale and upscale full service hotels in major markets acquired at trailing twelve-month cap rate of 10.5%, EBITDA multiple of 8.0x, EBITDA yield of 12.4%, and value per key of $69,055

•	Significant operating partnership unit ownership taken by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros

•	Ashford management, as minority partners of the selling entity, to take approximately 100% of their net consideration in the form of operating partnership units

•	Ashford’s direct hotel portfolio to increase to 54 assets totaling 9,189 rooms

Convertible Preferred Stock Private Placement:

•	Security Capital Preferred Growth to provide up to $75 million in a two-stage funding transaction

•	Provides cost effective source of capital and ability to match issuance with acquisition closings

DALLAS — (December 27, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) announced the signing of a definitive agreement to acquire for $250 million, a 21-property, 4,094-room hotel portfolio from entities controlled by affiliates of the Fisher Brothers, the Gordon Getty Trust, and George Soros collectively as majority partners, and certain members of Ashford’s senior management team as minority partners. The Company also announced the execution of a purchase agreement for the closing of a private placement of up to $75 million in cumulative convertible preferred stock with Security Capital Preferred Growth Incorporated.

The Board of Directors of Ashford Hospitality Trust formed a Special Committee solely comprised of independent directors to evaluate this transaction. The Special Committee was authorized to retain independent advisors and to review, evaluate, negotiate, and approve the transaction. The Special Committee retained independent advisors Hogan and Hartson L.L.P. as legal advisors, and Citigroup Global Markets Inc. as financial advisors. The Special Committee unanimously approved the acquisition. Morgan Stanley served as the exclusive financial advisor to the Fisher, Getty, and Soros entities.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254 Phone: (972) 490-9600

AHT to Acquire 21-Hotel Portfolio

December 27, 2004

The acquisition total consideration of $250 million is comprised of $35.0 million in cash, the issuance of $50.3 million in operating partnership units, and the assumption of $164.7 million in debt. The purchase price equates to an 8.9x trailing twelve-month EBITDA multiple, an EBITDA yield of 11.2% and a trailing twelve-month net operating income capitalization rate of 9.3% on the entire 21-hotel portfolio based on a trailing 12-month NOI of $23.3 million. The average cost of the debt is 7.4%, which may be reduced to 7.1% following the expected repayment of approximately a $14.7 million mezzanine loan. The acquisition is expected to close by February 2005. The operating partnership units were priced at $10.07 using the 20-day average closing price calculated 5 business days prior to the signing of the documents. Ashford management, comprising approximately 22% of the selling entity, structured approximately 100% of their net consideration in the form of operating partnership units. The Fisher, Getty, and Soros entities, comprising approximately 78% of the ownership interests in the selling entity, structured approximately 50% of their consideration in cash and 50% in operating partnership units.

The core portfolio consists of 13 hotels across 5 brands and one independent comprising 3,099 total rooms: Houston Embassy Suites Galleria in Houston, TX; Houston Hilton NASA/Clearlake in Houston, TX; Fort Worth Radisson in Fort Worth, TX; St. Petersburg Hilton in St. Petersburg, FL; West Palm Beach Embassy Suites and Admiralty Office Building in West Palm Beach, FL; Key West Crowne Plaza LaConcha in Key West, FL; Sheraton Minneapolis West in Minnetonka, MN; Beverly Hills Crowne Plaza in Los Angeles, CA; Rockland Radisson Hotel Boston/South Shore in Rockland, MA; Milford Radisson in Milford, MA; Indianapolis Airport Radisson Hotel in Indianapolis, IN; Indianapolis Radisson Hotel City Centre in Indianapolis, IN; and the Historic Inns in Annapolis, MD. Remington Lodging & Hospitality, an affiliate of the current manager of the properties, will operate the hotels.

The estimated $35-$40 million budgeted capital improvement plan that commenced earlier in 2004 for these properties remains underway, and will be completed under Ashford’s ownership by early 2006. The scope and completion dates vary by property, but should largely be completed by the first quarter 2006.

Ashford is evaluating strategic alternatives for eight smaller hotels that contribute a relatively small portion of NOI to the portfolio. The trailing 12-month NOI contribution of $800,000 equates to less than 3.5% of the total portfolio’s NOI. The strategic alternatives for these smaller assets include a potential sale, repositioning, and re-branding. These hotels include: Coral Gables Holiday Inn in Coral Gables, FL; Warner Robins Ramada Inn in Warner Robins, GA; Yarmouth Gull Wing Suites in South Yarmouth, MA; Hyannis Ramada Inn Regency in Hyannis, MA; Falmouth Inn on the Square in Falmouth, MA; Commack Howard Johnson in Commack, NY; Westbury Howard Johnson in Jericho, NY; and Dallas Best Western in Dallas, TX.

Monty J. Bennett, President and CEO of Ashford Hospitality Trust, said, “This acquisition is a significant achievement and has numerous advantages. Once again, we’ve demonstrated our ability to source investment opportunities at attractive yields and per key values as we have done consistently throughout this past year. This transaction substantially increases our asset base and market capitalization and reflects strong investor confidence in our business plan. Our percentage of full-service, upper-upscale and upscale assets will increase thereby improving Ashford’s position for growth going forward, while providing additional brand and geographic

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AHT to Acquire 21-Hotel Portfolio

December 27, 2004

diversification. The majority of the assumed debt will be fixed-rate, increasing our ratio of fixed to floating rate debt with only a minimal increase to our overall cost of debt. This transaction also increases management’s ownership interest in Ashford.

“The ability to complete this transaction with the issuance of such a large percentage of OP units to high caliber, sophisticated real estate investment entities controlled by the Fisher Brothers, the Gordon Getty Trust, and George Soros is a further testament to the investment interest in Ashford’s business strategy.”

“We are pleased with the opportunity to convert a large portion of our ownership in this high quality portfolio to an equity interest in Ashford’s more diversified lodging platform,” stated Richard L. Fisher, the seller’s managing general partner. “We’ve had a long, successful relationship with this management team and have high confidence in their ability to create value for shareholders throughout lodging cycles.”

The private placement of Series B cumulative convertible preferred stock to Security Capital Preferred Growth is a two-stage transaction for up to $75 million in proceeds. The liquidation preference is set at $10.07 per share, which is the same as the operating partnership unit pricing for the 21-property hotel acquisition. The conversion ratio is at 1:1 with a three-year call option, or a two-year “soft call” subject to achieving performance thresholds. The preferred dividend is set at the greater of $0.14 per share per quarter or the prevailing quarterly common stock dividend.

The first tranche is for $20 million, with an initial $10 million to be funded prior to December 31, 2004, and the remainder available for disbursement by June 30, 2005. The second tranche is for $55 million and its availability is contingent upon the closing of the announced
21-property acquisition, provided the closing occurs prior to March 31, 2005. Initially, $14.7 million will be funded at Security Capital’s election at the closing of the acquisition, with another $20 million by June 30, 2005, and the remainder available for disbursement by December 23, 2005. Proceeds from the issuance may be used specifically for this 21-property acquisition or drawn over time for new acquisitions or debt repayment.

Mr. Bennett added, “The importance of this transaction with Security Capital cannot be underestimated. We have been able to secure an attractive and very cost effective source of capital that provides significant flexibility for funding our acquisition of this 21-hotel portfolio as well as future investment opportunities over the next year. This structure enables Ashford to access funds on an as-needed basis concurrent with transaction closings and removes capital market risk for this 21-property acquisition by locking in capital in advance. We are pleased with the low cost of this transaction and most importantly the funding options it affords Ashford over time. In addition, Security Capital has established a long track record of successful real estate investing, particularly with publicly traded REITs, and we are very pleased to have them as a long-term shareholder.”

“We are delighted to become a significant equity investor in Ashford,” said Anthony R. Manno, Jr., CEO of Security Capital Research & Management Incorporated, the investment advisor to Security Capital Preferred Growth. “Since 1997, Security Capital Preferred Growth has been a leading provider of growth capital to dynamic real estate companies. Ashford’s outstanding

AHT to Acquire 21-Hotel Portfolio

December 27, 2004

management team and unique business model have positioned this company to be a leader in the lodging sector, and we view this investment as the beginning of a long and mutually-rewarding relationship.”

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the expectation that the transaction will close in February 2005, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of 4% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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